                                                                      Exhibit 24

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or an officer, or both, of each of NABISCO HOLDINGS CORP., a Delaware corporation, and NABISCO, INC., a New Jersey corporation ("Nabisco Holdings" and "Nabisco," respectively), do hereby make, constitute and appoint James A. Kirkman III and Robert K. DeVries, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the ANNUAL REPORT ON FORM 10-K of Nabisco Holdings and Nabisco for the fiscal year ended December 31, 1997, and any and all amendments or supplements to the foregoing Annual Report and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Nabisco Holdings and Nabisco is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Nabisco Holdings and Nabisco to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name this 5th day of March, 1998.


/s/ James M. Kilts
-----------------------------     President and Chief Executive Officer
James M. Kilts                    Director



-----------------------------     Executive Vice President and Chief
James E. Healey                   Financial Officer

-----------------------------     Senior Vice President and Controller
Robert A. Schiffner


/s/ Herman Cain
-----------------------------     Director
Herman Cain


/s/ John T. Chain, Jr.
-----------------------------     Director
John T. Chain, Jr.

/s/ Steven F. Goldstone
-----------------------------     Chairman
Steven F. Goldstone

/s/ David B. Jenkins
-----------------------------     Director
David B. Jenkins

/s/ Kay Koplovitz
-----------------------------     Director
Kay Koplovitz

/s/ John G. Medlin, Jr.
-----------------------------     Director
John G. Medlin, Jr.


                                      -2-